Exhibit 99.1

CHINA HOUSING & LAND DEVELOPMENT, INC. POSTPONES RECORD DATE FOR PROPOSED REVERSE STOCK SPLIT

XI’AN, China (December 24, 2015) — China Housing & Land Development, Inc. (NASDAQ: CHLN) (the “Company”) announced today that it is postponing the record date for its proposed 50,000-to-1 reverse stock split (the “Reverse Stock Split”) to a date that will be established in the first quarter of 2016. The Company previously anticipated that the record date would be at least 10 days prior to the date of its special meeting of stockholders, which is currently scheduled for Wednesday, December 30, 2015 at 9:00am, Beijing time (December 29, 2015 at 8:00pm U.S. Eastern Time). The Company is postponing the record date to a date that is closer in time to the projected effective date of the proposed reverse stock split, which the Company anticipates will be implemented during the first quarter of 2016.

As described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission and mailed to stockholders of record as of November 23, 2015, the Company’s stockholders are being asked to approve the Reverse Stock Split in order to reduce the number of holders of record to less than 300. The Reverse Stock Split, if approved by stockholders, would allow the Company to “go private” by terminating its registration under the Securities Exchange Act of 1934 and removing its common stock from quotation on the NASDAQ.

As a result of the change in exchange rate of the Renminbi to U.S. Dollars, restrictions imposed by the Chinese banking system, and the reallocation of capital expenditures associated with the ongoing realignment of the Company’s labor force, the Company’s management determined that it was appropriate to delay the timing of the record date of the Reverse Stock Split to the first quarter of 2016.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc. is a leading developer of residential and commercial properties in northwest China and the first Chinese real estate development company traded on NASDAQ. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

Safe Harbor

Certain statements herein that reflect management's expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties, which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements include, among others, all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "will", "believes", "expects" or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Transaction may be delayed or may not be consummated; risks related to the diversion of management's attention from our ongoing business operations; the effect of the announcement of the proposed Transaction or operational activities taken in anticipation of the Transaction on our business relationships, operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Transaction; and the amount of the costs, fees, expenses and charges related to the Transaction. For a description of additional risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov.

For additional information please contact:
Ms. Jing Lu, Chief Operating Officer, Director, and Investor Relations Officer
+86 29.8258.2639 (Email: jinglu@chldinc.com)

Mr. Bill Zima, ICR, Inc.
+86 10.6583.7511 (Email: william.zima@icrinc.com)